Exhibit 99.1

Saba Announces Fourth Quarter and Fiscal Year 2008 Results

Redwood Shores, Calif., July 16, 2008 – Saba (NASDAQ: SABA), the premier provider of human capital management (HCM) solutions, today reported financial results for its fourth quarter and fiscal year 2008 ended May 31, 2008.

Fourth Quarter Results

Total GAAP revenues increased 8% to $27.7 million in the fourth quarter of fiscal 2008 from $25.6 million in the same quarter last year. License revenue increased 11% to $5.6 million in the fourth quarter of fiscal 2008 from $5.0 million in the same quarter last year and OnDemand revenue increased 8% to $4.7 million in the fourth quarter of fiscal 2008 from $4.3 million in the same quarter last year.

On a GAAP basis, net loss improved to $603,000, or $0.02 per share, in the fourth quarter of fiscal 2008 from a net loss of $3.1 million, or $0.11 per share, in the same quarter last year. Net loss in the fourth quarter of fiscal 2008 includes non-cash income tax expense of $426,000 stemming from prior acquisitions and expense of $235,000 incurred in connection with the evaluation of a strategic transaction that did not come to fruition.

On a non-GAAP basis, net income increased to $1.5 million, or $0.05 per share on a basic and diluted basis, in the fourth quarter of fiscal 2008 from a non-GAAP net loss of $1.4 million, or $0.05 per share, in the fourth quarter of fiscal 2007.

Cash generated from operations was $2.9 million during the fourth quarter of fiscal 2008. Deferred revenue at May 31, 2008 increased 6% to $31.3 million from $29.5 million in the same quarter of the prior year.

Fiscal Year 2008 Results

For the year ended May 31, 2008, total revenues increased 7% to $107.3 million from $99.9 million in the prior fiscal year. Net loss on a GAAP basis improved to $3.8 million, or $0.13 per share, from a net loss of $8.0 million, or $0.28 per share, in the prior fiscal year.

On a non-GAAP basis, net income increased to $3.8 million, or $0.13 per share on a basic and diluted basis, from net income of $2.3 million, or $0.08 per share on a basic and diluted basis.

During fiscal 2008, cash generated from operations was $5.1 million.

Non-GAAP results are computed by adjusting GAAP results to exclude the impact of certain expenses incurred in connection with a strategic transaction no longer under consideration and in connection with restructuring activities and non-cash charges related to acquisition accounting, stock-based compensation and acquisition-related tax effects. A reconciliation of GAAP to non-GAAP results is included in the financial statements accompanying this press release.

“Although North America continued to deliver strong results, total revenues in the fourth quarter were impacted by execution issues in our international business,” said Bobby Yazdani, Chairman and CEO of Saba. “I am, however, pleased with the overall progress we made during fiscal 2008 against our stated goals of generating cash and growing our recurring revenue streams. During the year, we generated a record $5.1 million of cash from operations and our recurring revenue streams collectively grew 13% over the prior year. Demand for our products remained strong throughout the year as we added 105 new customers and completed 665 product transactions (license or OnDemand sales). We are addressing our execution outside of North America and believe we are well positioned for another year of profitable growth.”

Key Customer Wins and Significant Developments in the Fourth Quarter

During the fourth quarter, Saba signed new customer contracts and expanded existing relationships with a number of organizations worldwide, including: Allianz, Cisco, EMC Corporation, Fidelity Investments, Five Guys Burgers and Fries, Ministerio de Defensa de Espana, NCR Corporation, Network Appliance, Nissan Mexicana, Sysco Corporation, Time Warner Telecom, Toda Corporation and University of Tennessee.

In addition, during the fourth quarter of fiscal 2008, Saba announced the availability of the following products:

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Saba Enterprise Suite Enhancements. New Web 2.0 collaboration, recommendation and power search features take informal learning to the next level by enabling organizations to broadly capture and access institutional knowledge. Other significant enhancements include continuing education (CE), certification and compliance capabilities, along with improved talent management analytics and competency framework.

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Saba Centra 7.6. This new release is the next generation of Saba’s industry-leading Web conferencing and collaboration solution. Saba Centra 7.6 enables community-based content creation with an innovative recording studio, extends online learning effectiveness with more accessible hands-on training and drives usage of Web conferencing and collaboration through integration with popular business applications.

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Saba Publisher 7.0. This new version of Saba’s content creation and publishing tool is seamlessly integrated with the Saba Learning Suite. Saba Publisher 7.0 is easy-to-use and includes new capabilities that let any developer create and publish compelling, media-rich content without the need for advanced programming skills.

Business Outlook

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. Saba does not undertake to update these forward-looking statements in any way or for any reason.

For fiscal 2009, ending May 31, 2009, Saba anticipates total revenues to be approximately $118 million, GAAP net earnings per share to be approximately breakeven on a basic and diluted basis and non-GAAP net earnings per share to be approximately $0.25 on a basic and diluted basis.

The fiscal year 2009 non-GAAP outlook excludes the estimated non-cash amortization of intangibles (approximately $3.7 million), estimated charges related to stock-based compensation expenses (approximately $2.4 million), and estimated non-cash acquisition-related tax expenses (approximately $1.5 million).

Conference Call

Saba will host a teleconference Wednesday, July 16, 2008, commencing at 2:00 p.m. Pacific Time, to discuss the fourth quarter and fiscal year 2008 financial results. All interested parties may listen by dialing 888-428-4480 or 612-332-0107, access code 930731, or by tuning into the webcast at http://investor.saba.com.

A replay of the call is scheduled to be available by calling 800-475-6701 or 320-365-3844 and entering code 930731, after 5:30 p.m. Pacific Time on July 16, 2008 through 11:59 p.m. Pacific Time on August 8, 2008.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation: statements regarding Saba’s business outlook, including anticipated GAAP revenue and GAAP and non-GAAP net earnings per share, non-cash amortization of intangibles, charges related to stock-based compensation expenses and non-cash income tax expenses, as well as statements regarding our efforts to address execution outside of North America, and our ability to grow profitably in fiscal 2009. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: dependence on growth of the markets for Saba’s products, dependence on acceptance of Saba’s products by customers and channel partners, the success of Saba’s alliances, fluctuation in customer spending, any changes in the length of Saba’s sales cycle, new product offerings or pricing changes introduced by our competitors, technological changes that could make our products less attractive to customers or require a new product development investments, dependence on new product introductions and enhancements in order to meet the changing needs of our customers and markets, and potential software defects. Readers should also refer to the section entitled “Risk Factors” on pages 11 through 21 of Saba’s Annual Report on Form10-K for the fiscal year ended May 31, 2007 and similar disclosures in subsequent Saba periodic SEC reports. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

Legal Notice Regarding Non-GAAP Financial Information

Saba has provided its non-GAAP revenue, net income and net income per share data in this press release as additional information for investors. This measure is not in accordance with, or an alternative to, generally accepted accounting principles (“GAAP”), is intended to supplement GAAP financial information, and may be different from non-GAAP measures used by other companies. Saba believes that the presentation of non-GAAP financial measures provides useful information to investors regarding its results of operations. Saba believes it also provides an alternative method of assessing Saba’s operating results that Saba believes is focused on its core on-going operations and may allow investors to perform additional meaningful period-to-period comparisons of its operating results. In addition, Saba’s management team uses these measures for reviewing its financial results, and for budget and planning purposes.

About Saba

Founded in 1997, Saba (NASDAQ: SABA) is the premier global provider of strategic human capital management (HCM) software and services. Saba’s people management solutions are used by more than 1,300 organizations and over 17 million end users worldwide. Saba’s solutions increase organizational performance by aligning workforce goals with organizational strategy; developing, managing and rewarding their people; and improving collaboration.

Saba product offerings address all aspects of strategic HCM and are available both on-premise and OnDemand (www.saba.com/products). To ensure long-term customer success, our global services capabilities and partnerships provide strategic consulting, comprehensive implementation services, and ongoing worldwide support.

Saba customers include ABN AMRO, Alcatel-Lucent, Bank of Tokyo-Mitsubishi UFJ, BMW, Caterpillar, CEMEX, Cisco Systems, Daimler, Dell, Deloitte Touche Tohmatsu, EDS, EMC Corporation, FedEx Kinko’s, Insurance Australia Group, Kaiser Permanente, Lockheed Martin, Medtronic, National Australia Bank, Novartis, Petrobras, Procter & Gamble, Renault, Royal Bank of Scotland, Scotiabank, Singapore Ministry of Finance, Sprint, Standard Chartered Bank, Stanford University, Swedbank, Tata Consultancy Services, Wyndham International, Weyerhaeuser, Underwriters Laboratories, and the U.S. Army and U.S. Navy.

Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-779-2791.

SABA, the Saba logo, Centra and the marks relating to Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. or its affiliates. All other trademarks are the property of their respective owners.

Saba Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	May 31, 2008	May 31, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,625	$18,088
Restricted cash	360	500
Accounts receivable, net	21,629	20,905
Prepaid expenses and other current assets	2,893	2,767

Total current assets	41,507	42,260
Property and equipment, net	5,239	3,669
Goodwill	37,871	38,293
Purchased intangible assets, net	12,459	16,414
Other assets	1,552	977

Total assets	$98,628	$101,613

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,017	$4,772
Accrued compensation and related expenses	5,912	5,746
Accrued expenses	4,558	5,949
Deferred revenue	29,257	27,886
Current portion of debt and lease obligations	658	2,664

Total current liabilities	44,402	47,017
Deferred revenue	2,028	1,598
Other long-term liabilities	1,386	—
Accrued rent	2,363	2,769
Debt and lease obligations, less current portion	254	2,328

Total liabilities	50,433	53,712
Stockholders’ equity:
Common stock	29	29
Additional paid-in capital	255,637	251,408
Treasury stock	(232)	(232)
Accumulated deficit	(207,167)	(203,333)
Accumulated other comprehensive (loss) gain	(72)	29

Total stockholders’ equity	48,195	47,901

Total liabilities and stockholders’ equity	$98,628	$101,613

Saba Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended		Twelve months ended
	May 31, 2008	May 31, 2007	May 31, 2008	May 31, 2007
Revenues:
License	$5,607	$5,035	$22,041	$22,621
License updates and product support	8,842	8,376	35,092	31,344
OnDemand	4,679	4,333	18,191	15,924
Professional services	8,585	7,882	31,987	29,978

Total revenues	27,713	25,626	107,311	99,867

Cost of revenues:
Cost of license	208	213	839	1,196
Cost of license updates and product support	2,294	2,298	8,900	8,558
Cost of OnDemand	2,231	1,402	7,232	5,025
Cost of professional services	5,779	5,520	22,075	20,982
Amortization of acquired developed technology	295	295	1,178	1,178

Total cost of revenues	10,807	9,728	40,224	36,939

Gross profit	16,906	15,898	67,087	62,928
Operating expenses:
Research and development	4,216	4,373	16,498	17,052
Sales and marketing	8,379	10,442	36,571	38,317
General and administrative	3,911	3,540	14,609	12,337
Amortization of purchased intangible assets	634	634	2,538	2,538

Total operating expenses	17,140	18,989	70,216	70,244

Loss from operations	(234)	(3,091)	(3,129)	(7,316)
Interest income (expense) and other, net	242	(118)	466	(317)

Income (loss) before provision for income taxes	8	(3,209)	(2,663)	(7,633)
Provision (benefit) for income taxes	611	(71)	1,172	341

Net loss	$(603)	$(3,138)	$(3,835)	$(7,974)

Basic and diluted net loss per share	$(0.02)	$(0.11)	$(0.13)	$(0.28)

Shares used in computing basic and diluted net loss per share	29,123	28,778	29,016	28,541

Saba Software, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

The following table reflects Saba's non-GAAP results reconciled to GAAP results as included in this release.

	Three months ended		Twelve months ended
	May 31, 2008	May 31, 2007	May 31, 2008	May 31, 2007
GAAP net loss	$(603)	$(3,138)	$(3,835)	$(7,974)
Plus:
Fair value adjustment to deferred revenue	5	43	37	4,217
Stock-based compensation expense	529	645	3,009	2,202
Amortization of acquired developed technology and purchased intangible assets	947	1,008	3,955	4,036
Facilities restructuring charges	—	—	—	(211)
Income tax expense - acquired NOL usage	426	—	426	—
Strategic transaction costs	235	—	235	—

Non-GAAP net income (loss)	$1,539	$(1,442)	$3,827	$2,270

Net income (loss) per share:
GAAP net loss per share	$(0.02)	$(0.11)	$(0.13)	$(0.28)
Plus:
Fair value adjustment to deferred revenue	0.00	0.00	0.00	0.15
Stock-based compensation expense	0.02	0.02	0.10	0.08
Amortization of acquired developed technology and purchased intangible assets	0.03	0.04	0.14	0.14
Facilities restructuring charges	—	—	—	(0.01)
Income tax expense - acquired NOL usage	0.01	—	0.01	—
Strategic transaction costs	0.01	—	0.01	—

Non-GAAP net income (loss) per share	$0.05	$(0.05)	$0.13	$0.08

Weighted average shares used to compute net income (loss) per share:
Basic	29,123	28,778	29,016	28,541

Diluted	29,195	28,778	29,427	29,699

Non-GAAP Financial Information:

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Saba uses non-GAAP financial measures. These measures are the result of adjustments made to exclude certain charges and expenses for which the company believes that the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. The company believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results. In addition, the presentation allows investors to see how management views the operating performance of the company. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or as a substitute for results prepared in accordance with U.S. generally accepted accounting principles.

The adjustments and the basis for their exclusion are as follows:

Fair Value Adjustment to Deferred Revenue

The company includes revenue associated with the Centra Software, Inc. and THINQ Learning Solutions, Inc. deferred revenue that was excluded as a result of purchase accounting adjustments to fair value, as required by GAAP, as management believes that it is reflective of ongoing operating results. However, license revenue related to THINQ Learning Solutions, Inc. was excluded from the Non-GAAP measures as the deferred license revenue at the time of acquisition was not indicative of the Company’s ongoing operating results.

Stock-based Compensation Expense

The company’s non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for the issuance of stock options and purchases of common stock under its Employee Stock Purchase Plan, which Saba began recording under SFAS 123(R) in the first quarter of fiscal 2007. The Company excludes share-based compensation expenses from our non-GAAP financial measures because the company believes that the information is not a meaningful indicator of the Company’s operating performance. Weighted average dilutive shares is computed using the method required by SFAS 123(R) for both GAAP and non-GAAP diluted net income per share.

Amortization of Acquired Developed Technology and Purchased Intangible Assets

As a result of various acquisitions of companies and technologies, the company has incurred charges for amortization of acquired developed technology and purchased intangible assets and amortization of acquired backlog that resulted in a reduction of revenue. Management excludes these items from our non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business. Additionally, management believes that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

Facilities Restructuring Charges

During 2006, the company implemented a restructuring program to consolidate excess facilities. In the third quarter of Fiscal 2007, the company reduced its restructuring reserve for $211,000 as a result of an amendment to its lease agreement. The adjustment is classified as general and administrative expense in the statement of operations. Management excludes these items from our non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business.

Income Tax Expense – Acquired NOL Usage

As a result of prior acquisitions, the company has acquired net operating loss (NOL) carryforwards which were not included in the purchase accounting for each applicable transaction. Use of these NOL’s during fiscal year 2008 resulted in a reclassification of goodwill to a non-cash charge to provision for income taxes. Management excludes this charge from our non-GAAP financial measures when evaluating operational performance because it believes that it provides for better comparability between periods and provides results that are more reflective of that performance. The company expects to continue to incur these non-cash tax related charges for any future NOL use against taxable income.

Strategic Transaction Costs

During the fourth quarter of fiscal year 2008, the company incurred costs related to a strategic transaction that did not come to fruition. These costs relate to a discrete and unusual event which, in the company’s view, are not incurred in the ordinary course of operations. These costs include the legal and accounting fees as well as other costs incurred in connection with evaluating the strategic transaction. The company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earning trends, and therefore excludes these costs when presenting non-GAAP financial measures.

Contact:

Carol Rice-Murphy, Interim Chief Financial Officer, +1-650-581-2500

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